    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 1998
                                                       REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933



                             CABOT INDUSTRIAL TRUST
             (Exact name of Registrant as specified in its charter)

          MARYLAND                                     04-3397866
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)

            TWO CENTER PLAZA, SUITE 200, BOSTON, MASSACHUSETTS 02108
              (Address of principal executive offices) (Zip Code)

                CABOT INDUSTRIAL TRUST LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                               -----------------


          ROBERT E. PATTERSON                             COPY TO:
               PRESIDENT
        CABOT INDUSTRIAL TRUST                     JAMES R. WALTHER, ESQ.
      TWO CENTER PLAZA, SUITE 200                   MAYER, BROWN & PLATT
      BOSTON, MASSACHUSETTS 02108                  350 SOUTH GRAND AVENUE
(Name and address of agent for service)      LOS ANGELES, CALIFORNIA 90071-1503
                                                        (213) 229-9597
          (617) 723-0900
 (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                                      PROPOSED    PROPOSED
                                                                                      MAXIMUM     MAXIMUM
                                                                                     OFFERING    AGGREGATE     AMOUNT OF
                                                                      AMOUNT TO BE   PRICE PER   OFFERING    REGISTRATION
               TITLE OF SECURITIES TO BE REGISTERED                  REGISTERED(1)   SHARE(2)    PRICE(2)        FEE
 --------------------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial Interest, par value $.01 per share(3)      4,347,500      $21.25    $92,384,375    $27,253
===========================================================================================================================

(1) In accordance with Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of Common Shares issuable pursuant to certain anti-dilution provisions of the plan listed above.
(2) Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Common Shares on the New York Stock Exchange on September 25, 1998.
(3) Includes associated preferred share purchase rights.

================================================================================

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated in and made a part of this Registration Statement by reference:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, as amended (excluding Exhibits 99.1, 99.2 and 99.3 thereto), filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1997;

          (c) The description of the Common Shares set forth under the headings "Description of Shares of Beneficial Interest" and "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws" in the Registrant's Registration Statement on Form S-11 (File No. 333-61543), together with any amendment or report filed with the Commission for the purpose of updating such description; and

          (d) The description of the Registrant's preferred share purchase rights set forth in the Registrant's Registration Statement on Form 8-A dated June 15, 1998, together with any amendment or report filed with the Commission for the purpose of updating such description.

     All other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 9, Section 1 of the Registrant's Declaration of Trust provides as follows with respect to the limitation of liability for Trustees and officers and indemnification:

     "To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a REIT, no trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages. Neither the amendment nor the repeal of this
     Section 1, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees or officers of a Maryland REIT for money damages in a suit by or on behalf of the Trust or by any shareholder, no trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages except to the extent that (a) the trustee or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received or (b) a judgment or other final adjudication adverse to the trustee or officer is entered in a proceeding based on a finding in the proceeding that the trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of the action adjudicated in the proceeding."


     Article 9, Section 3 of the Registrant's Declaration of Trust provides as follows with respect to the indemnification of Trustees and officers:

     "Notwithstanding any other provisions of this Declaration of Trust, the Trust, for the purpose of providing indemnification for its Trustees and officers, shall have the authority, without specific shareholder approval, to enter into insurance or other arrangements to indemnify all Trustees and officers of the Trust against any and all liabilities and expenses incurred by them by reason of their being Trustees or officers of the Trust, whether or not the Trust would otherwise have the power under this Declaration of Trust or under Maryland law to indemnify such persons against such liability. Without limiting the power of the Trust to procure or maintain any kind of insurance or other arrangement, the Trust may, for the benefit of persons indemnified by it, (a) create a trust fund, (b) establish any form of self-insurance, (c) secure its indemnity obligation by grant of any security interest or other lien on the assets of the Trust, or (d) establish a letter of credit, guaranty or surety arrangement. Any such insurance or other arrangement may be procured, maintained or established within the Trust or with any insurer or other person deemed appropriate by the Board regardless of whether all or part of the stock or other securities thereof are owned in whole or in part by the Trust. In the absence of fraud, the judgment of the Board as to the terms and conditions of insurance or other arrangement and the identity of the insurer or other person participating in any arrangement shall be conclusive, and such insurance or other arrangement shall not be subject to voidability, nor subject the Trustees approving such insurance or other arrangement to liability on any ground, regardless of whether Trustees participating and approving such insurance or other arrangement shall be beneficiaries thereof."

     The Registrant has entered into indemnity agreements with each of its officers and Trustees which provide for reimbursement of all expenses and liabilities of such officer or Trustee, arising out of any lawsuit or claim against such officer or Trustee due to the fact that such person was or is serving as an officer or Trustee, except for such liabilities and expenses (a) the payment of which is judicially determined to be unlawful, (b) relating to claims under Section 16(b) of the Exchange Act or (c) relating to judicially determined criminal violations.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

          NUMBER                                   DESCRIPTION
          ------                                   -----------
            4.1      Cabot Industrial Trust Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-11
                     (File No. 333-38383))
            5.1      Opinion of Mayer, Brown & Platt as to the legality of the shares
           23.1      Consent of Arthur Andersen LLP
           23.2      Consent of Mayer, Brown & Platt (included in Exhibit 5.1)
           23.3      Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in the opinion filed as Exhibit A to Exhibit 5.1)
           24.1      Power of Attorney (included on signature page hereto)


ITEM 9.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in such successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on this 30th day of September, 1998.

                                    CABOT INDUSTRIAL TRUST



                                    By:/s/ Ferdinand Colloredo-Mansfeld
                                       -----------------------------------
                                    Name:  Ferdinand Colloredo-Mansfeld
                                    Title: Chairman of the Board and
                                           Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of Cabot Industrial Trust, a Maryland real estate investment trust, and each of the undersigned Trustees and officers of Cabot Industrial Trust, hereby constitutes and appoints Ferdinand Colloredo-Mansfeld, Franz Colloredo-Mansfeld and Neil E. Waisnor its or his true and lawful attorneys-in-fact and agents, for it or him and in its or his name, place and stead, in any and all capacities, each with full power to act alone, to sign any and all amendments to this Registration Statement, and to file each such amendment to this Registration Statement with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as it or he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on September 30, 1998.


          SIGNATURE                                  TITLE
          ---------                                  -----

/s/ Ferdinand Colloredo-Mansfeld
- --------------------------------  Chairman of the Board, Chief Executive
    Ferdinand Colloredo-Mansfeld  Officer, Trustee (Principal Executive Officer)



/s/ Robert E. Patterson
- --------------------------------  President, Trustee
    Robert E. Patterson

          SIGNATURE                                  TITLE
          ---------                                  ------


/s/ Franz Colloredo-Mansfeld      Chief Financial Officer (Principal Financial
- -----------------------------     Officer)
Franz Colloredo-Mansfeld



/s/ Neil E. Waisnor               Senior Vice President - Finance, Treasurer,
- -----------------------------     Secretary (Principal Accounting Officer)
Neil E. Waisnor


/s/ Noah T. Herndon               Trustee
- -----------------------------
Noah T. Herndon


                                  Trustee
- -----------------------------
Christopher C. Milliken


                                  Trustee
- -----------------------------
Maurice Segall


/s/ Ronald L. Skates              Trustee
- -----------------------------
Ronald L. Skates


/s/ W. Nicholas Thorndike           Trustee
- -----------------------------
W. Nicholas Thorndike

                                 EXHIBIT INDEX


                                                                                  SEQUENTIALLY
NUMBER                                DESCRIPTION                                NUMBERED PAGE
- ------                                -----------                                -------------
   4.1  Cabot Industrial Trust Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement
        on Form S-11 (File No. 333-38383))
   5.1  Opinion of Mayer, Brown & Platt as to the legality of the shares
  23.1  Consent of Arthur Andersen LLP
  23.2  Consent of Mayer, Brown & Platt (included in Exhibit 5.1)
  23.3  Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in the opinion filed as Exhibit A to Exhibit 5.1)
  24.1  Power of Attorney (included on signature page hereto)